SUB-ITEM 77C:  MATTERS
SUBMITTED TO A VOTE OF SECURITIES
HOLDERS

SHAREHOLDER MEETING
RESULTS (UNAUDITED)

A Special Meeting of
Trust shareholders was held
on September 5, 2008. On September
5, 2008, the record date for
shareholders voting at the meeting,
there were
14,864,031 total outstanding
shares. The following items were
considered by shareholders and
the results of their voting are
listed below. Unless otherwise noted,
 each
matter was approved.

Proposal 1:
To approve or disapprove a
proposed Agreement and Plan
of Reorganization ("Agreement")
pursuant to which the Fund will
change its domicile and form of
organization
from a Maryland corporation to
 a Massachusetts business Trust.
Pursuant to the Agreement, a newly
created Massachusetts business trust,
named Federated Stock and
Bond Fund (the "Reorganized Fund"),
would acquire all of the assets and
liabilities of the Fund in exchange
for the shares of beneficial interest
of the Reorganized
Fund to be distributed pro rata by
the Fund to its shareholders in
complete liquidation and dissolution
of the Fund.

For

Against

Abstentions
and Broker
Non-Votes
6,626,804.744

410,428.429

556,969.555

Proposal 2:
To approve or disapprove the
removal of the fundamental
policy on short selling and
purchasing on margin, replacing
 it with a new non-fundamental
policy on
purchasing on margin.
For

Against

Abstentions
and Broker
Non-Votes
6,268,654.614

729,264.177

596,283.937

Proposal 3:
To approve or disapprove a
revision to the fundamental
 policy on investing in commodities
 to allow investment in commodities
to the maximum extent permitted under
the Investment Company Act of 1940.
For

Against

Abstentions
and Broker
Non-Votes
6,384,300.494

656,634.416

553,267.818

Proposal 4:
To approve or disapprove a
revision to the fundamental
policy on borrowing and issuing
senior securities to allow
borrowing money and issuing senior
securities to the
maximum extent permitted under
the Investment Company Act of 1940.
For

Against

Abstentions
and Broker
Non-Votes
6,316,527.231

691,413.872

586,261.625